EXHIBIT 4.11

CERTIFICATE OF TRUST

OF

SMITHFIELD CAPITAL TRUST I

THIS CERTIFICATE OF TRUST of SMITHFIELD CAPITAL TRUST I (the “Trust”), is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801, et seq.)(the “Act”).

I. Name. The name of the statutory trust formed hereby is Smithfield Capital Trust I.

II. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is SunTrust Delaware Trust Company, a Delaware trust company, 1011 Centre Road, Suite 205, Wilmington, Delaware 19805-1266.

III. Effective Date. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned trustees of the Trust have executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

SUNTRUST DELAWARE TRUST COMPANY, not in its individual capacity but solely as trustee of the Trust

By:	/s/ Jack Ellerin
Name: Jack Ellerin
Title: Trust Officer

/s/ Daniel G. Stevens
Daniel G. Stevens, not in his individual capacity but solely as trustee of the Trust